UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 767-0291

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On November 28, 2017, Melinta Therapeutics, Inc., a Delaware corporation (“Melinta” or the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with The Medicines Company, a Delaware corporation (“Seller”). Pursuant to the terms of the Purchase Agreement, upon consummation of the transactions contemplated by the Purchase Agreement, and subject to the terms and conditions therein, the Company will acquire from Seller the capital stock of certain subsidiaries of Seller (the “Transferred Subsidiaries”) and certain assets related to the infectious disease business, including the pharmaceutical products containing (i) meropenem and vaborbactam as the active pharmaceutical ingredient and distributed under the brand name VabomereTM (“Vabomere”), (ii) oritavancin as the active pharmaceutical ingredient and distributed under the brand name Orbactiv® (“Orbactiv”) and (iii) minocycline as the active pharmaceutical ingredient and distributed under the brand name Minocin® (“Minocin” and, together with Vabomere and Orbactiv, the “Products”) and line extensions thereof. Certain businesses related to the Transferred Subsidiaries, including the research and development of Oravance, Omnivance, the pre-clinical polymyxin programs and the programs being conducted at Seller’s San Diego facilities are specifically excluded from the assets being purchased by the Company. The purchase price payable under the Purchase Agreement consists of (i) a payment by the Company to Seller of $165 million in cash and the issuance to the Seller of a number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) equal to $50 million, divided by 90% of the volume weighted average price of the Common Stock for the trailing 10 trading day period ending 3 trading days prior to closing; (ii) a payment by the Company to Seller of $25 million following each of the twelve and eighteen month anniversaries of the closing date, (iii) the assumption of certain liabilities related to the acquired business and (iv) royalties on annual net sales of the Products as follows:

•	U.S. net sales of Vabomere:

•	On net sales above $50 million and at or below $100 million = 5.0%

•	On net sales above $100 million and at or below $200 million = 7.5%

•	On net sales above $200 million and at or below $500 million = 15.0%

•	On net sales above $500 million = 25%

•	U.S. combined net sales of Minocin and Orbactiv

•	On net sales at or below $100 million = 5.0%

•	On net sales above $100 million = 15.0%

•	Ex-U.S. net sales of Vabomere, Orbactiv and Minocin

•	On all net sales, including all milestone and royalty payments or other consideration received from ex-U.S. transfers of rights with respect to the products = 15.0%

The Purchase Agreement contains certain representations and warranties made by Seller with respect to Seller, the Transferred Subsidiaries and the purchased assets. The Purchase Agreement includes an indemnity from Seller for breaches of representations, warranties and covenants and in respect of the excluded assets and the excluded liabilities. Seller’s indemnity obligations are subject to specified limitations described in the Purchase Agreement.

The Purchase Agreement contains pre-closing covenants, including covenants of the Seller to conduct its business as it relates to the Products in the ordinary course during the interim period between the execution of the Purchase Agreement and consummation of the transactions contemplated thereby and not to engage in certain types of transactions during such interim period without the prior written consent of the Company. Each of the Company and Seller agreed to use such party’s respective reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Purchase Agreement and to ensure that the conditions to closing are satisfied. Each of the Company and Seller agreed to file as soon as reasonably practicable, and in any event not later than December 5, 2017, any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any comparable filing required by any foreign competition laws. All fees and expenses with respect to such competition filings will be borne by the Company. The Company agreed to use reasonable best efforts to take all action and to do all things necessary to consummate the Financing (as defined below). In connection with the Company Stockholder Approval (as defined below), the Company also agreed to prepare and file a preliminary proxy statement with the Securities and Exchange Commission no later than December 5, 2017.

Consummation of the transactions contemplated by the Purchase Agreement is subject to certain conditions, including (i) there being no law, order or pending proceeding preventing or making illegal the consummation of any of the transactions; (ii) all applicable waiting periods or necessary approvals or clearances under the HSR Act having expired, been terminated or received; (iii) the approval by a majority of the Company’s stockholders of the issuance of the Common Stock pursuant to the Purchase Agreement and in connection with the Financing (the “Company Stockholder Approval”) shall have been obtained; (iv) the Common Stock being issued to Seller shall have been approved for listing on Nasdaq; (v) the truth and correctness of the other party’s representations and warranties in the Purchase Agreement subject to agreed-on materiality standards; and (vi) the performance by each party of all of its obligations and compliance with all of its covenants under the Purchase Agreement in all material respects.

The Purchase Agreement contains termination rights, including the right of either the Company or Seller to terminate the Purchase Agreement: (i) if the transactions contemplated thereby have not been consummated by 11:59 p.m., Eastern Time on May 28, 2018; (ii) if the other party breaches any of its representations, warranties or covenants under the Purchase Agreement such that any of the conditions to closing would not be satisfied; or (iii) in the event that any final and nonappealable adverse law or order is issued by a governmental authority of competent jurisdiction in the United States. Seller also has the right to terminate the Purchase Agreement if the Company Stockholder Approval is not received at a special meeting of Company stockholders.

Pursuant to the terms of the Purchase Agreement and certain ancillary agreements that the parties intend to enter into upon the closing of the transaction, Seller will provide certain transition services to the Company following the closing to facilitate the transition of the supply, sale and distribution of the Products in exchange for agreed upon compensation.

The representations, warranties and covenants of the Company and Seller contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, (d) may be subject to important limitations and qualifications agreed to by the contracting parties and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company, Seller or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or Seller’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Purchase Agreement, certain Company stockholders, beneficially owning in the aggregate, as of November 28, 2017, approximately 52% of the Common Stock, entered into voting agreements with the Seller (the “Voting Agreements”). Pursuant to the Voting Agreements, among other things, the stockholders party thereto will vote their shares of Common Stock in favor of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements attached hereto as Exhibit 4.1 and Exhibit 4.2 and is incorporated herein by reference.

Deerfield Commitment Letter

In connection with the Purchase Agreement, the Company entered into a commitment letter (the “Deerfield Commitment Letter”) with Deerfield Management Company, L.P. and certain funds managed by Deerfield (collectively, the “Deerfield Funds”), pursuant to which Deerfield Funds have committed to provide up to $190 million (less the amount of the Deerfield equity investment described below) of senior secured loans to finance the acquisition (the “Closing Date Loan”), together with up to $50 million in a senior secured delayed draw term loan facility. Under the Deerfield Commitment Letter, the Deerfield Funds have committed to purchase Common Stock equal to 9.985% of the number of shares of Common Stock outstanding immediately following the closing of the transactions contemplated in the Purchase Agreement (inclusive of such shares) for a purchase price per share of $13.50, representing 90% of the closing price of Common Stock on November 28, 2017. The Deerfield Commitment Letter provides that the Company will issue to the Deerfield Funds on the closing date of the transactions contemplated in the Purchase Agreement a warrant (the “Warrant”) to purchase a number of shares of Common Stock equal to 38.5% of the principal amount of the Closing Date Loan, divided by $15.00, representing the closing price for the Common Stock on November 28, 2017. The Warrant will be exercisable for a duration of 7 years at a strike price of $16.50 per share.

The foregoing description of the Deerfield Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Deerfield Commitment Letter attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Equity Commitment Letters

In connection with the Purchase Agreement, the Company entered into equity commitment letters (the “Equity Commitment Letters” and together with the Deerfield Commitment Letter, the “Financing”) with Vatera Healthcare Partners, LLC (“Vatera”) and JWC RIB-X, LLC (“JWC”). Pursuant to the Vatera equity commitment letter, Vatera has committed to purchase 2,000,000 shares of Common Stock for an aggregate purchase price of $27 million or $13.50 per share, representing 90% of the closing price for the Common Stock on November 28, 2017. In addition, the Company has granted Vatera or its assignees an option, exercisable in Vatera’s sole discretion, to purchase up to $10 million of shares of Common Stock at a price per share equal to 90% of the volume weighted average price for the trailing 10 trading day period ending 3 trading days prior to closing. Pursuant to the JWC equity commitment letter, JWC has committed to purchase 222,222 shares of Common Stock, for an aggregate purchase price of $3 million or approximately $13.50 per share, representing approximately 90% of the closing price for the Common Stock on November 28, 2017. Each of Vatera’s and JWC’s obligation to fund its respective equity commitment under its equity commitment letter is subject to customary conditions.

The foregoing description of the Equity Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Equity Commitment Letters attached hereto as Exhibit 4.3 and Exhibit 4.4 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02. Unregistered Sale of Equity Securities.

A portion of the consideration to be issued pursuant to the Purchase Agreement and the Financing, as described in Item 1.01 of this report, which description is incorporated by reference into this Item 3.02, will consist of unregistered shares of Common Stock. Such shares will be issued in a private placement exempt from registration under 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(2) of the Securities Act, and other applicable requirements were met.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to: inability to complete the proposed transactions; liquidity and trading market for shares prior to and following the consummation of the proposed transactions; costs and potential litigation associated with the proposed transactions; failure or delay in obtaining required approvals by governmental or quasi-governmental entity necessary to consummate the proposed transactions; failure to satisfy other conditions to the closing of the proposed transactions; risks related to the costs, timing and regulatory review of the Company’s studies and clinical trials, including its ability to address the issues identified by the FDA in the complete response letter relating to Melinta’s new drug applications for solithromycin for community acquired bacterial pneumonia; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; inability or the delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; failure to realize any value of certain product candidates developed and being developed, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; inability to commercialize and launch any product candidate that receives regulatory approval, including Baxdela; the Company’s anticipated capital expenditures, its estimates regarding its capital requirements and its need for future capital; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed transactions; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the Company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; the possibility of economic recession and its negative impact on customers, vendors or suppliers; and risks associated with the possible failure to realize certain benefits of the proposed transactions, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by Form 10-K/A, filed with the SEC on April 13, 2017, and in other filings that Melinta makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release or presentation speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Participants in this Transaction

Melinta and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Melinta’s stockholders in connection with the proposed transactions. Additional information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Melinta stockholders in connection with the proposed transactions, and a description of their direct and indirect interest, whether as security holders, directors or employees of Melinta or otherwise, which may be different from those of Melinta’s stockholders generally, will be set forth in the definitive proxy statement filed with the SEC in connection with the proposed transactions. You can find information about Melinta’s directors and executive officers in Melinta’s Schedule 14F-1 filed with the SEC on October 24, 2017, as supplemented on November 16, 2017.

Important Information and Where to Find It

Melinta will file a proxy statement with the SEC in connection with the proposed transactions. The proxy statement will be sent to the stockholders of Melinta. Melinta stockholders are advised to read the proxy statement when it becomes available, because it will contain important information about Melinta, and the proposed transactions. When filed, this document and other documents relating to the proposed transactions filed by Melinta can be obtained, free of charge, at the SEC’s website (http://www.sec.gov), at the company’s website (http://ir.melinta.com/), or by writing to the Secretary, Melinta Therapeutics, Inc., at ir@melinta.com.

This communication is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, (ii) an offer to exchange any securities or (iii) the solicitation of any vote for approval of any transaction. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation, sale, or exchange is not permitted.

Item 9.01. Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Purchase and Sale Agreement, dated as of November 28, 2017, by and between The Medicines Company and Melinta Therapeutics, Inc.†

4.1	Voting Agreement, dated as of November 28, 2017, by and between The Medicines Company, Vatera Healthcare Partners LLC, LUPA GmbH, JWC Rib-X LLC, Malin Life Sciences Holdings Limited, Falcon Flight LLC and Quaker Bioventures II, LP

4.2	Voting Agreement, dated as of November 28, 2017, by and between The Medicines Company, Warburg Pincus Netherlands Private Equity VIII C.V. I, WP-WPVIII Investors, L.P. and Warburg Pincus Private Equity VIII, L.P.

4.3	Letter, dated November 28, 2017, by and between Vatera Healthcare Partners LLC and Melinta Therapeutics, Inc.

4.4	Letter, dated November 28, 2017, by and between JWC Rib-X LLC and Melinta Therapeutics, Inc.

10.1	Letter, dated November 28, 2017, by and between Deerfield Private Design Fund IV, L.P. and Melinta Therapeutics, Inc.

†	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2017	MELINTA THERAPEUTICS, INC.

	By:	/s/ Paul Estrem
Paul Estrem, Executive Vice President, Chief Financial Officer and Secretary